Exhibit 10.23


                    AMENDED AND RESTATED SEVERANCE AGREEMENT
                    ----------------------------------------

         THIS AMENDED AND RESTATED SEVERANCE AGREEMENT (the "Agreement"), originally dated September 28, 1998, and amended and restated in its entirety effective as of January 25, 1999, is entered into by and between Watkins-Johnson Company, a California corporation (the "Company"), and ________________ ("Employee").

         The Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including Employee, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a Change in Control (as defined herein) of the Company.

         This Agreement sets forth the severance compensation which the Company agrees to pay to Employee if Employee's employment with the Company terminates under one of the circumstances described herein.


         1.       Term.

                  (a) This Agreement shall terminate, except for any unpaid obligation of the Company, upon the earliest of (i) three years from the date hereof if a Change in Control has not occurred within such three-year period;
(ii) the termination of Employee's employment based on death, Disability (as defined in Section 2(c)) or Cause (as defined in Section 2(d)) or by Employee other than for Good Reason (as defined in Section 2(e)); or (iii) three years from the date of a Change in Control.

                  (b) Nothing in this Agreement shall confer upon Employee any right to continue in the employ of the Company prior to or following a Change in Control or shall in any way limit the rights of the Company, which are hereby expressly reserved, to discharge Employee at any time prior to or following the date of a Change in Control for any reason whatsoever, with or without Cause.


         2.       Certain Definitions.


                  (a) Change in Control. A Change in Control shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, (y) any other consolidation or merger to which the Company is a party, regardless of whether shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock (or the equivalent fully voting securities) of the surviving corporation or other entity immediately after the merger, or (z) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the Company consummates (in one or a series of transactions) the disposition of substantially all of its business operations, or (iii) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of 30% or more of the Company's outstanding Common Stock, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                  (b) Triggering Event. A "Triggering Event" shall be deemed to have occurred if either (i) (A) a Change in Control occurs while Employee is still employed by the Company or any of its subsidiaries and (B) Employee's employment is thereafter terminated (x) by the Company other than for death, Disability or Cause, (y) by Employee for Good Reason or (z) by Employee pursuant to the last paragraph of Section 3, or (ii) a Change in Control occurs after the date on which Employee's employment with the Company or any of its subsidiaries was terminated (A) by the Company other than for death, Disability or Cause or
(B) by Employee for Good Reason, and such termination is effected by the Company (or the actions or decisions giving rise to Employee's termination for Good Reason are taken or made by the Company) in anticipation of a Change in Control (any such termination, action or decision effected, taken or made within 90 days prior to the date of any such Change in Control shall be conclusively deemed to be in anticipation of a Change in Control).

                  (c) Disability. If, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from duties with the Company on a full-time basis for six consecutive months and within 30 days after written Notice of

Termination (as required by Section 9(b)) is thereafter given by the Company, Employee shall not have returned to the full-time performance of Employee's duties, the Company may terminate this Agreement for "Disability."

                  (d) Cause. For purposes of this Agreement only, the Company shall have "Cause" to terminate Employee's employment hereunder only on the basis of fraud, misappropriation, embezzlement or willful engagement by Employee in misconduct which is demonstrably and materially injurious to the Company and its subsidiaries taken as a whole. An act, or omission of Employee shall not be considered "willful" unless done, or omitted to be done, by Employee without good faith and a reasonable belief that the act or omission was in the best interests of the Company and its subsidiaries. Employee may not be terminated for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by affirmative vote of not less than three-quarters of the entire membership of the Company's Board of Directors at a meeting of the Board called and held for that purpose (after reasonable notice to Employee and an opportunity for Employee, together with Employee's counsel, to be heard before the Board), finding Employee was guilty of the conduct set forth in the first sentence of this Section, and specifying the particulars thereof in detail. Notwithstanding the foregoing, Employee shall have the right to contest such termination for Cause (for purposes of this Agreement) by arbitration in accordance with the provisions of Section 8.

                  (e) Good Reason. After a Change in Control, Employee may terminate employment for Good Reason at any time during the term of this Agreement. For purposes of this Agreement, "Good Reason" shall mean any of the following (without Employee's express written consent):

                           (i)     the  assignment to Employee by the Company of
duties inconsistent with, or a substantial alteration in the nature or status of, Employee's responsibilities immediately prior to a Change in Control other than any such alteration primarily attributable to the fact that the Company's securities are no longer publicly traded;

                           (ii)    a reduction by the Company in Employee's base
salary in effect on the date of a Change in Control or as the same may be increased from time to time during the term of this Agreement;


                           (iii)   failure by the  Company to continue in effect
without substantial change any compensation, incentive, welfare or benefit plan or arrangement, as well as any plan or arrangement whereby Employee may acquire securities of the Company, in which Employee is participating at the time of a Change in Control (or any other plans providing Employee with substantially similar benefits, hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect Employee's participation in or materially reduce Employee's benefits under any such Benefit Plan or deprive Employee of any material fringe benefit enjoyed by Employee at the time of a Change in Control; unless an equitable substitute arrangement (embodied in an ongoing substitute or alternative Benefit Plan) has been made for the benefit of Employee with respect to the Benefit Plan in question. For purposes of the foregoing, Benefit Plans shall include, but not be limited to, the Company's Employee Stock Ownership Plan, Employees' Profit Sharing and Investment Plan, Deferred Compensation (401K) Plan, 1991 Stock Option and Incentive Plan, Top Management Incentive Bonus Plan, and/or any other plan or arrangement to receive and exercise stock options or stock appreciation rights, incentive, bonus or other award plans, group life insurance plans, medical, dental, accident and disability plans;


                           (iv)    a  relocation  of  the  Company's   principal
executive offices to a location outside the San Francisco-Oakland-San Jose Bay Area, or Employee's relocation to any place other than the principal executive offices of the Company, except for required travel by Employee on Company business to an extent substantially consistent with Employee's business travel obligations at the time of a Change in Control;


                           (v)     any  material  breach by the  Company  of any
provision of this Agreement;


                           (vi)    any  failure  by the  Company  to obtain  the
assumption of this Agreement by any successor or assign of the Company as required in Section 6;


                           (vii)   any  purported   termination   of  Employee's
employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 9(b) below. For purposes of this Agreement, no such purported termination shall be effective.

                  (f) Date of Termination. "Date of Termination" shall mean (i) for Disability, 30 days after Notice of Termination is given to Employee (provided Employee has not returned to the performance of Employee's duties on a full-time basis during such 30-day period), or (ii) if Employee's employment is terminated for any other reason, the date on which notice is given by the Company or Employee, as the case may be.

         3. Severance Compensation upon Termination of Employment in Connection with a Change in Control. No compensation shall be payable under this Agreement unless and until a Triggering Event has occurred. Upon the occurrence of a Triggering Event, the Company shall:

                  (a) pay to Employee as severance pay in a lump sum, in cash, on the fifth day following the Date of Termination, an amount equal to 299.999% of Employee's "Base Compensation" (as defined below); provided, however, that if the lump sum severance payment under this Section 3, either alone or together with other payments (or the value of benefits) which Employee has the right to receive from the Company in connection with a Change in Control, would not be deductible (in whole or in part) by the Company as a result of such lump sum payment constituting a "parachute payment" (as defined in Section 280G of the Internal

Revenue Code of 1986, as amended (collectively the "Code")), such lump sum severance payment (or, at Employee's election, such other payments and/or benefits, or a combination of such other payments and/or benefits and such lump sum severance payment) shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under this Section 3 not being fully deductible by the Company as a result of Section 280G of the Code. The determination of the amount of any such required reduction pursuant to the foregoing provision, or the valuation of any non-cash benefits for purposes of such determination, shall be made exclusively by the firm that was acting as the Company's auditors prior to the Change in Control (whose fees and expenses shall be borne by the Company), and such determination shall be conclusive and binding. The term "Base Compensation" shall mean an average of the annual cash compensation paid to Employee by the Company and any of its subsidiaries in the form of salary or bonuses (including any amount that is the subject of an elective deferral by Employee) during the five taxable years (or such lesser period as Employee was employed by the Company or any of its subsidiaries) immediately preceding the Change in Control which was includable in gross income (or would have been so included but for any such elective deferral) by Employee for federal income tax reporting purposes; and

                  (b) arrange to provide Employee, for a six-month period (or such shorter period as Employee may elect), with disability, accident, group life, medical and dental insurance, all of which shall be prepaid, substantially similar to those insurance benefits which Employee is receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by Employee pursuant to this Section 3(b) shall be reduced to the extent comparable benefits are actually received by Employee during such six-month period following termination (or such shorter period elected by Employee), and any such benefits actually received by Employee shall be reported by Employee to the Company.

         Notwithstanding any other provision of this Agreement, if a Change in Control occurs while Employee is still an employee of the Company, Employee may, after 90 days and within 120 days of the Change in Control and upon written notice given in accordance with Section 9(b), terminate employment without Good Reason, and shall thereupon be entitled to one-half (1/2) of the compensation described in this Section 3.

         4. No Obligation to Mitigate Damages. Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Employee as a result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise, except to the extent provided in
Section 3 above.

         5. No Effect on Other Contractual Rights. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Employee's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, employment agreement or other contract, plan or arrangement, except that the provisions of this Agreement and any payment provided for hereunder, shall be in lieu of payments otherwise due to Employee under any of the Company's severance pay policies on account of Employee's termination of employment upon (or in anticipation of, as set forth in Section 2(b)) the occurrence of a Change in Control.

         6. Successor to the Company. The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement satisfactory to Employee, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets which executes and delivers the agreement provided for in this Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         7. Heirs of Employee. This Agreement shall inure to the benefit of and be enforceable by Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts are still payable to Employee hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

         8. Arbitration. Any dispute, controversy or claim arising under or in connection with this Agreement, or the breach hereof, shall be settled exclusively by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by Arbitrator(s) may be entered in any court having jurisdiction thereof. Any arbitration held pursuant to this Section 8 shall take place in San Francisco, California.

         9.       Notice.

                  (a) General. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                  If to the Company:

                  Watkins-Johnson Company
                  3333 Hillview Avenue
                  Palo Alto, California  94304-1223
                  Attention:  President of the Company

                  If to Employee:

                  _______________________
                  _______________________
                  _______________________
or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  (b) Notice of Termination. Any purported termination of employment shall be communicated by a written Notice of Termination to Employee in accordance with paragraph (a) of this Section 9, and shall state the specific termination provisions in this Agreement relied upon, and set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment.

         10. Nonwaiver, Complete Agreement, Governing Law. No provisions of this Agreement may be modified, waived or discharged unless in writing signed by both parties. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         11. Legal Fees and Expenses. The Company shall pay all reasonable legal fees and expenses which Employee may incur as a result of the Company's contesting the validity, enforceability or Employee's good faith interpretation of, or good faith determinations under, this Agreement; provided, however, that the Company shall not pay any legal fees and expenses incurred by Employee in contesting the termination of Employee's employment for Cause if, as a result of such contest, it is determined that Employee was in fact terminated for Cause.

         12. Confidentiality. Employee shall retain in confidence any and all confidential information known to Employee concerning the Company and its business so long as such information is not otherwise publicly disclosed.

         13. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                          WATKINS-JOHNSON COMPANY, a California
                                          corporation


                                          By ____________________________

                                             Title: _____________________



                                          _______________________________

                                          Employee